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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of Earliest Event Reported) August 4, 1999
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                             BOSTONFED BANCORP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                     1-13936                52-1940834
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(State or other Jurisdiction of        (Commission              (IRS Employer
 Incorporation or Organization)        File Number)             Identification No.)
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         17 New England Executive Park, Burlington, Massachusetts 01803
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               (Address of Principal Executive Offices) (Zip Code)

                                 (617) 273-0300
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              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, If Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

     On August 4, 1999, BostonFed Bancorp, Inc., a Delaware corporation
("BostonFed"), entered into a Purchase and Sale Agreement (the "Purchase
Agreement") by and among BostonFed, Diversified Ventures, Inc. ("Diversified"),
Ellsmere Insurance Agency, Inc. ("Ellsmere") and Gene J. DeFeudis ("Seller").
The Purchase Agreement is filed as Exhibit 2 hereto and is incorporated herein by reference. The Purchase Agreement provides that BostonFed will purchase all of the outstanding capital stock of Diversified and Ellsmere in a cash transaction.

     Consummation of the sale is subject to various conditions, including receipt of all requisite regulatory approvals. BostonFed anticipates the transaction will close in the fourth quarter of 1999.

     The press release issued by BostonFed with respect to the transaction is filed herewith as Exhibit 99.

ITEM 7(c). FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 2 Purchase and Sale Agreement, dated as of August 4, 1999, by and among BostonFed Bancorp, Inc., Diversified Ventures, Inc.,
               Ellsmere Insurance Agency, Inc. and Gene J. DeFeudis.

Exhibit 99     Press Release issued by BostonFed Bancorp, Inc. on August 4,
               1999.


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CONFORMED

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BOSTONFED BANCORP, INC.

Dated:    August 6, 1999                By:     /s/ David F. Holland
                                                --------------------------------
                                                Name:  David F. Holland
                                                Title: President and Chief
                                                         Executive Officer


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                                  EXHIBIT INDEX

Exhibit 2 Purchase and Sale Agreement, dated as of August 4, 1999, by and among BostonFed Bancorp, Inc., Diversified Ventures, Inc.,
               Ellsmere Insurance Agency, Inc. and Gene J. DeFeudis.

Exhibit 99     Press Release issued by BostonFed Bancorp, Inc. on August 4,
               1999.